Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700	File Number: 0505809-00038
Two Embarcadero Center	F: +1 415 984 8701
28th Floor San Francisco, CA 94111-3823	omm.com

July 19, 2024

Liberty Sirius XM Holdings Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112

Re:	Registration Statement on Form S-4 (File No. 333-276758)

Ladies and Gentlemen:

We have acted as counsel to Liberty Sirius XM Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-276758) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 29, 2024, and as amended on March 20, 2024, June 24, 2024 and July 19, 2024 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the issuance by the Company of up to 3,642,175,670 shares of the Company’s common stock, par value $0.001 per share (“New Sirius Common Stock”), in the manner and in accordance with the terms of the Transactions (as defined in the Registration Statement) as described in the proxy statement/notice/prospectus/information statement forming a part of the Registration Statement.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In connection with the opinions expressed herein, we have also assumed that, at or prior to the issuance and delivery of any shares of New Sirius Common Stock: (i) the Registration Statement has become effective and such effectiveness has not been terminated or rescinded; (ii) the LSXMA and the LSXMB (each as defined in the Registration Statement) stockholders of the Company have approved, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Split-Off Proposal (as defined in the Registration Statement), which is to be presented and voted upon at a special meeting of the Company’s LSXMA and LSXMB stockholders as set forth in the proxy statement/notice/prospectus/information statement included in the Registration Statement; (iii) the amended and restated certificate of incorporation of the Company included as Annex H in the proxy statement/notice/prospectus/information statement forming a part of the Registration Statement has been filed with the Secretary of State of the State of Delaware and has become effective; (iv) the amended and restated bylaws of the Company included as Annex I in the proxy statement/notice/prospectus/information statement forming a part of the Registration Statement has become effective; and (v) there has not occurred any change in law or further action by the Company’s board of directors or any duly authorized committee thereof, in any case affecting the validity of such shares of New Sirius Common Stock. We have also assumed that the issuance and delivery of such shares of New Sirius Common Stock will not violate any applicable law (other than the DGCL) or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that upon the issuance and delivery of the shares of New Sirius Common Stock, when issued in the manner and in accordance with the terms of the Transactions as described in the proxy statement/notice/prospectus/information statement forming a part of the Registration Statement, such shares of New Sirius Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the present DGCL. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the proxy statement/notice/prospectus/information statement included in the Registration Statement, other than as expressly stated herein with respect to the shares of New Sirius Common Stock.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to O’Melveny & Myers LLP under the caption “Legal Matters” in the proxy statement/notice/prospectus/information statement constituting a part of such Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,
/s/ O'Melveny & Myers LLP

4892-3052-1246.3

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